UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2011

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Description of Amendments to Code of Regulations

On October 4, 2011, the Board of Directors of The Goodyear Tire & Rubber Company (the “Company”) approved amendments to the Company’s Code of Regulations that became effective immediately upon their approval by the Board. A description of the amendments is set forth below.

1.	Article II, Section 2. This section has been amended to delete references to Securities and Exchange Commission Rule 14a-11, which was vacated by the U.S. Court of Appeals for the D.C. Circuit.

2.	Article II, Section 6. This section has been amended to delete references to the Finance Committee and the combined Executive and Finance Committee in order to align that section to the current provisions of Ohio law.

The preceding description is qualified in its entirety by reference to the Company’s Code of Regulations, as amended, which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 3.1 – Code of Regulations of The Goodyear Tire & Rubber Company, as most recently amended on October 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: October 11, 2011	By	/s/ David L. Bialosky
David L. Bialosky
Senior Vice President, General Counsel and Secretary